SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 23, 2009

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                   (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 ..425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                Completion of Acquisition or Disposition of Assets

On March 23, 2009, Hennessy Advisors, Inc. (the “Company”) completed the previously announced acquisition of assets related to the management of the Tamarack Value Fund (now known as the Hennessy Select Large Value Fund, HSVFX – Original Class shares and HSVIX – Institutional Class shares) and the management of the Tamarack Large Cap Growth Fund (now known as the Hennessy Cornerstone Large Growth Fund, HFLGX – Original Class shares and HILGX – Institutional Class shares) for a total purchase price of $1.8 million.

The cash purchase price for the Tamarack Value Fund was an initial payment of 0.75% of the aggregate net asset value of the Tamarack Value Fund as of the close of business on March 20, 2009, which was $106.4 million (the “Closing NAV”).  This initial payment was paid at closing, with an additional contingent cash payment of up to 0.75% of the Closing NAV to be paid six months after the closing.

The cash purchase price for the Tamarack Large Cap Growth Fund was 2.00% of the aggregate net asset value of the Tamarack Large Cap Growth Fund as of the close of business on March 20, 2009, which was $52.0 million, and was paid at the closing.

A description of the principal terms of the transactions is incorporated by reference herein from Exhibits 2.1, 2.2 and 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2008.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.
(registrant)

March 25, 2009                                                                           By:    /s/Daniel B. Steadman
Daniel B. Steadman
Executive Vice President